Exhibit 10.5

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (“Agreement”) is made as of this 24th day of June, 2008 (the “Execution Date”) and entered into by and between Larry Morton, a resident of the State of Arkansas (“Morton”), on the one hand, and Equity Media Holdings Corporation, a Delaware corporation (“EMHC”), and Retro Programming Services, Inc., a wholly owned subsidiary of EMHC (“RPS”), on the other hand. Morton, EMHC and RPS may be collectively referred to herein as the “Parties” or individually as “Party.”

RECITALS

WHEREAS, Morton has been employed by EMHC and in connection with such employment has served as the President and Chief Executive Officer of EMHC and President and Chief Executive Officer of RPS;

WHEREAS, pursuant to the terms, conditions and agreements set forth herein and except as otherwise provided herein, the Parties now mutually desire to provide for the termination of Morton’s employment with EMHC, RPS and each of their respective subsidiaries and affiliates;

WHEREAS, by and through this Agreement and the RTN Transfer Agreement (as defined below), the Parties desire to address fully, finally and forever all matters between them arising up to and through the Execution Date, including, but not limited to, any matters arising out of Morton’s employment with EMHC and/or RPS and/or the termination of the foregoing;

NOW THEREFORE, in consideration of the agreements contained herein as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Parties agrees as follows:

1. Termination of Employment. Morton’s employment as President and Chief Executive Officer of EMHC was terminated effective as of February 13, 2008 and Morton’s employment as President and Chief Executive Officer of RPS and any other subsidiaries and affiliates of EMHC is hereby terminated effective as of the Execution Date. In addition, effective as of the Execution Date, to the extent not previously terminated, Morton hereby resigns from any and all offices and directorships he may hold with each of EMHC, RPS and each of their subsidiaries and affiliates, other than his position as a director of EMHC, and agrees to take any other actions reasonably required to effectuate the foregoing.

2. Termination of Prior Agreements; Consulting Agreement. Except as otherwise provided herein, the Employment Agreement by and between EMHC and Morton, dated March 30, 2007 (the “Employment Agreement”) is hereby terminated, along with all rights, obligations and responsibilities of the parties thereunder. Each other agreement between Morton and any of EMHC, RPS and each of their respective subsidiaries and affiliates, other than this Agreement and the RTN Transfer Agreement dated of even date herewith (the “RTN Transfer Agreement”), are hereby terminated in all respects, except as otherwise provided in the RTN Transfer Agreement. Notwithstanding the foregoing, (a) the Option Agreement pursuant to the EMHC 2007 Stock Incentive Plan between EMHC and Morton, dated May 9, 2007 (the “Option Agreement”) shall continue in effect in accordance with their terms, except as expressly modified by Section 9 of this Agreement, and (b) Section 13 (Remedies Upon Breach), Section 14 (Assignment of Intellectual Property Rights) and Section 15 (Miscellaneous) of the Employment Agreement and (c) that certain Indemnification Agreement dated August 10, 2007 by and between EMHC and Morton (the “Indemnification Agreement”) shall survive the termination of the Employment Agreement and remain binding on the parties thereto. Concurrently with the execution of this Agreement, Morton and EMHC are executing the consulting agreement in the form attached hereto as Exhibit A (“Consulting Agreement”).

3. Payments and Continuation of Benefits. The Parties agree that Morton shall be entitled to receive the following, subject to the following terms and conditions:

(a) Accrued Obligations. On or as soon as practicable after the Execution Date, EMHC shall (i) pay to Morton all unpaid salary and vacation accrued but not paid through the Execution Date, and (ii) reimburse to Morton all outstanding reimbursable expenses incurred by Morton and submitted to, and approved by, EMHC prior to the Execution Date in accordance with EMHC’s applicable policies and practices, to the extent not reimbursed prior to the Execution Date.

(b) Severance. In consideration of and subject to and conditioned upon (i) Morton’s execution and non-revocation of the Release (as defined below) and (ii) Morton’s continued compliance with Sections 4 and 5 below, EMHC shall pay or provide the following to Morton (collectively, the “Severance”):

i.
Continued payment of Morton’s current annual base salary through the payment of $26,667 per month in each of the 44 consecutive months starting with the current month, payable in accordance with the customary payroll practices of EMHC as in existence on the Execution Date;

ii.
A single payment of $3,667 in lieu of any benefits Morton would have received if he had been able to participate in EMHC’s retirement and pension plans from the Execution Date through February 24, 2012. Such amount shall be paid to Morton in one lump sum cash payment within 30 days following the expiration of the revocation period provided in the Release;

iii.
Continued enrollment from the Execution Date through the earliest to occur of (A) the expiration of the maximum coverage period permitted under Internal Revenue Code Section 4980B (together with the regulations thereunder, “COBRA”), (B) February 24, 2012, or (C) such time as Morton becomes eligible for coverage under another “group health plan” (within the meaning of COBRA) (in any case, the “Continuation Period”) at the same level of benefits (including deductibles and co-pays) and at EMHC’s sole cost and expense, in the group health plans (the “Benefit Plans”) in which Morton was enrolled immediately prior to the Execution Date, as may be adjusted in a manner applicable to plan participants generally. Notwithstanding the foregoing, if the Continuation Period terminates pursuant to clause (A) of this Section 3(b)(iv), then, until the earlier of such time as the Continuation Period would have expired under clause (B) or clause (C) of this Section 3(b)(iv) (absent such termination pursuant to clause (A)), EMHC shall make monthly payments to Morton on or about the last day of each calendar month in the amount of $670.76; and

iv.
Monthly payments beginning in June 2008 and continuing through February 2012 in the amount of $2,013.36 in lieu of any provision of life, disability, accidental death and dismemberment and/or other insurance benefits.

To the extent that any Severance payments or benefits would become due or payable prior to the expiration of the revocation period applicable under the Release, such payments shall be delayed until (and subject to and conditioned upon) the expiration of such revocation period, and shall be paid as soon as practicable thereafter (assuming that the Release has not been revoked).

(c) Exclusivity of Benefits. Except as expressly provided in this Section 3 and the RTN Transfer Agreement, Morton shall not be entitled to any additional payments or benefits in connection with his employment with EMHC, RPS or any of their subsidiaries or affiliates, or the termination thereof or under or in connection with any contract, agreement or understanding between Morton and any of the foregoing. Except as expressly provided herein, all employee benefits and perquisites provided or funded in whole or in part by EMHC, RPS or any of their subsidiaries or affiliates shall cease as of the Execution Date.

(d) Payment Upon Death of Morton. If Morton dies during any period during which payments pursuant to this Section 3 are to be made, payments for the remainder of such period following his death shall be made to his spouse or, if provided for by will or otherwise by law, to his heirs.

4. Confidential Information and Trade Secrets. As consideration for and to induce EMHC to enter into this Agreement and to pay the Severance, Morton hereby covenants and agrees to the provisions set forth below:

(a) Except as the Board of Directors of EMHC may expressly authorize or direct in writing, Morton agrees that he will not at any time for any reason, either directly or indirectly, (i) copy, reproduce, divulge, disclose or communicate to any person or entity, in any manner whatsoever, any Confidential Information (as defined below), (ii) remove from the custody and control of EMHC any physical or electronic manifestation of the Confidential Information or (iii) utilize, or permit others to utilize, any Confidential Information for any reason. All Confidential Information, including all physical or electronic manifestations thereof, shall be the exclusive property of EMHC, whether or not prepared, compiled or obtained by Morton or by EMHC prior to Morton’s employment.

(b) “Confidential Information” shall mean all information and trade secrets relating to or used in the business and operations of EMHC and its subsidiaries and affiliates (including, but not limited to, marketing methods and procedures, customer lists, sources of supplies and materials, business systems and procedures, information regarding its financial matters, or any other information concerning the personnel, operations, trade secrets, know how, or business or planned business of EMHC and its subsidiaries and affiliates), whether prepared, compiled, developed or obtained by Morton or by EMHC and its subsidiaries and affiliates prior to or during Morton’s employment with EMHC or RPS, that is treated by EMHC as confidential or proprietary or is reasonably considered by EMHC to be confidential or proprietary. Notwithstanding the foregoing, “Confidential Information” shall not include information independently developed by Morton prior to March 30, 2007.

(c) The provisions of Section 4(a) shall not apply to: (i) Confidential Information that is public knowledge other than as a result of a breach of any obligation of confidence; or (ii) Confidential Information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over Morton, provided that Morton shall deliver written notice to EMHC of such required disclosure and afford EMHC the opportunity to legally curtail such disclosure within the time period required for disclosure. All protections in this Section 4 for the benefit of EMHC shall be deemed to include its subsidiaries and affiliates.

5. Non-Solicitation and Non-Disparagement. As consideration for and to induce EMHC to enter into this Agreement and to pay the Severance, Morton hereby covenants and agrees that, except is provided in Section 5(b), for a period commencing on the Execution Date and ending on February 24, 2012 (“Restriction Period”), he will not:

(a) solicit to employ or knowingly permit any company or any business directly or indirectly controlled by him to solicit to employ any person who was employed by EMHC, RPS or any of their subsidiaries or affiliates at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment, it being understood that a general advertisement seeking employees shall not be deemed to be such solicitation;

(b) at any time, whether during or after the Restriction Period, make any statement, publicly or privately, to any individual or entity, including, without limitation, clients, customers, employees, financial or credit institutions or news agencies, in any case, which could reasonably be expected to disparage, defame, libel or slander EMHC, RPS, any of their subsidiaries, affiliates or any of their respective employees, officers or directors; or

(c) hold himself out as an employee, agent or representative of EMHC, RPS or any of their subsidiaries or affiliates, except as otherwise provided in the Consulting Agreement.

6. Remedies Upon Breach.

(a) Morton acknowledges that EMHC and RPS will suffer substantial damage which will be difficult to compute and that the remedies at law will be inadequate if Morton should violate any of the covenants or other obligations contained in Sections 4 or 5 hereof, and that the restrictions in Sections 4 and 5 of this Agreement are reasonable and necessary for the protection of the legitimate business interests of EMHC, RPS and their subsidiaries and affiliates. Accordingly, the Parties agree that EMHC and RPS, as applicable, shall be entitled to the remedies of injunction and/or specific performance (in addition to any other remedies, at law or in equity, as may be available), and neither EMHC nor RPS shall be required to post a bond in connection therewith.

(b) In the event of an alleged breach by Morton that is disputed by him, EMHC shall continue to make payments to Morton hereunder during the pendency of such dispute but for no more than twelve (12) months and, if such dispute is resolved adversely to Morton, Morton shall return to EMHC all payments so made upon demand.

7. Indemnification. Nothing herein shall impair or affect any indemnification rights provided in EMHC’s or RPS’s certificate of incorporation or bylaws. Further, the Parties acknowledge and agree that EMHC’s duties and obligations under the Indemnification Agreement shall continue in full force and effect following the Execution Date pursuant to the terms and conditions contained therein.

8. Releases.

(a)
Morton agrees that, as a condition to Morton’s right to receive the Severance, within the timeframe specified in the release of claims attached hereto as Exhibit B(1) (the “Release”), Morton shall execute, deliver to EMHC and thereafter shall not revoke the Release.

(b)
EMHC agrees that, as a condition to Morton’s execution of this Agreement, within the timeframe specified in the release of claims attached hereto as Exhibit B(2), EMHC shall execute, deliver to Morton and thereafter shall not revoke such release.

9. Cancellation of Unvested Options. Effective upon the expiration of the revocation period applicable under the Release and assuming that the Release has not been revoked, Morton hereby surrenders to EMHC for cancellation all options to purchase securities of EHMC granted to him that did not vest prior to the Execution Date and agrees that he will not exercise any such options that vest between the Execution Date and the expiration of such revocation period.

10. No Admission. This Agreement shall not in any way be construed as an admission by EMHC, RPS or any of their subsidiaries or affiliates of any liability whatsoever or as an admission by any of the foregoing of any acts of wrongdoing or discrimination against Morton or any other persons. In fact, each of the foregoing entities specifically disclaims, on behalf of itself, its subsidiaries and affiliates, any liability to and wrongdoing or discrimination against Morton or any other persons.

11. Confidentiality. Except as otherwise required by law, Morton and EMHC agree not to disclose the terms of this Agreement or the substance of the discussions preceding this Agreement to any other person; provided, however, that this Section 11 shall not apply to:

(a) Morton’s communications to his immediate family, attorneys, accountants and/or financial advisors,

(b) EMHC’s communications to any third party with a legitimate business need to know, as determined in EMHC’s reasonable and good faith discretion (such as its attorneys, accountants, auditors and/or financial advisors), and

(c) disclosure by EMHC, to the extent required by applicable U.S. federal securities laws,

as long as the Parties, prior to disclosure (except in situations to which Section 11(c) applies), first agree not to disclose such information to anyone else. In addition, if Morton is required by law to disclose any of the terms of this Agreement or the substance of the discussions preceding this Agreement, Morton will provide written notice to EMHC in advance of such disclosure, and will cooperate with EMHC to prevent or limit such disclosure.

12. Cooperation. Morton agrees to cooperate with EMHC and RPS with respect to all matters arising during or related to his employment about which he has personal knowledge because of his employment with EMHC and RPS, including but not limited to all matters (formal or informal) in connection with any government investigation, internal investigations, litigation (potential or ongoing), administrative, regulatory, or other proceeding which currently exists, or which may have arisen prior to or arises following the signing of the Agreement. Such cooperation will include, but not be limited to, Morton’s willingness to be interviewed by representatives of EMHC and RPS, and to participate in such proceedings by deposition or testimony. Morton understands that EMHC and/or RPS will reimburse him for his reasonable out-of-pocket expenses (including attorney’s fees and legal costs) incurred in connection with such cooperation.

13. Binding Effect. This Agreement shall be binding upon Morton, his heirs, representatives, executors, administrators, successors, and assigns, and upon EMHC and RPS and their respective successors, parents, affiliated companies, and assigns. If either Party violates any provision of this Agreement, the other Party may present this Agreement to any court of competent jurisdiction for the purpose of obtaining legal and equitable relief.

14. Governing Law. This Agreement is deemed by the Parties to be made and entered into in the State of Arkansas. It shall be interpreted, enforced, and governed under the laws of Arkansas. Any action or proceeding arising under or with respect to this Agreement shall be brought in a federal or state court having jurisdiction located in the County of Pulaski, State of Arkansas.

15. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to apply to the maximum limitations permitted by applicable law and the Parties hereby expressly acknowledge their desire that in such event such action be taken. Notwithstanding the foregoing, the Parties further agree that if any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated.

16. Section 409A of the Code. If at any time EMHC determines that any payment under this Agreement may be or become subject to the imposition of taxes under Internal Revenue Code Section 409A, EMHC shall have the right, in its sole discretion and upon providing written notice to Morton, to adopt such amendments to this Agreement or take such other actions (including amendments and actions with retroactive effect) as EMHC determines are necessary or appropriate to (a) exempt the payments provided hereunder according to Internal Revenue Code Section 409A and/or preserve the intended tax treatment of such payments, or (b) comply with the requirements of Internal Revenue Code Section 409A. Any such amendments by EMHC shall have no cumulative adverse financial impact upon Morton. In no event whatsoever shall EMHC or any of the other Releasees (as defined in the Release) be liable for any additional tax, interest or penalties that may be imposed on Morton by Internal Revenue Code Section 409A or any damages for failing to comply with Code Section 409A.

17. Withholding. EMHC shall withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

18. Reliance. Morton hereby acknowledges that he has not relied on any information provided or statements made by EMHC, or any of its agents, representatives, or attorneys that are not contained in this Agreement. In return for executing this Agreement, Morton is receiving only the consideration described in this Agreement.

19. Entire Agreement. This Agreement, the RTN Transfer Agreement, the Consulting Agreement and the Option Agreement (as amended by this Agreement) contain the entire agreement between the Parties, and, except as otherwise provided herein, this Agreement, the RTN Transfer Agreement, the Consulting Agreement and the Option Agreement (as amended by this Agreement) supersede any other oral or written agreements or understandings between the Parties, including without limitation the Employment Agreement.

20. Amendments. All modifications and amendments to this Agreement must be made in writing and signed by the Parties.

21. Waiver. No delay or omission by the Parties in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a Party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

22. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

23. Proper Authorization; Due Execution. EMHC and RPS each represent and warrant to Morton that this Agreement has been approved by its Board of Directors and that the officer signing on its behalf below has been fully authorized to do so.

24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

25. Further Assurances. From time to time, each of the Parties shall execute, acknowledge, and deliver any instruments or documents necessary to carry out the purposes of this Agreement.

26. No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, shall confer on any person, other than the Parties to this Agreement, any right or remedy of any nature whatsoever.

27. Non-Disparagement by EMHC. EMHC agrees that it will not, at any time, make any statement, publicly or privately, to any individual or entity, including, without limitation, clients, customers, employees, financial or credit institutions or news agencies, in any case, which could reasonably be expected to disparage, defame, libel or slander Morton.

28. Review and Approval. The Parties hereto acknowledge that they have each had adequate and legally sufficient time to review and seek legal guidance concerning this Agreement. Morton specifically has been advised to consult with an attorney concerning this Agreement. Morton understands the rights that are waived by this Agreement, including rights under the Age Discrimination in Employment Act. Specifically, Morton acknowledges that he has twenty-one (21) days to consider this Agreement. If Morton chooses to execute this Agreement prior to the end of twenty-one (21) days, it is solely his choice.

29. Cancellation upon Written Notice. Morton may revoke his signature on this Agreement and the Release within seven (7) days following his signing of this Agreement and the Release by sending notice to EMHC, either by certified mail, return receipt requested, or overnight delivery so that the notice arrives before the expiration of the seven day revocation period. Morton understands and agrees that if he revokes this Agreement or the Release within the seven (7) days, EMHC is not obligated to fulfill the obligations contained in this Agreement.

30. Voluntary Execution and Waiver. Morton further represents and warrants that he freely negotiated the terms of this Agreement and that he enters into it and executes it and the Release voluntarily. Morton understands that this is a voluntary waiver of any claims under the laws and orders stated in the Release that relate in any way to his employment with, complaints about, compensation due, or separation from EMHC and/or RPS.

This Separation Agreement becomes effective as of the date all Parties have executed below and the revocation period described in Section 29 has expired without Morton’s revocation.

[Signatures are on Following Page]

[Signature Page to Separation Agreement dated June 24, 2008]

Date: June 24, 2008
Larry Morton

EQUITY MEDIA HOLDINGS CORPORATION

By:	Date: June 24, 2008
Name:
Title:

RETRO PROGRAMMING SERVICES, INC.

By:	Date: June 24, 2008
Name:
Title:

EXHIBIT B(1)

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Equity Media Holdings Corporation, a Delaware corporation (the “Company”), and each of its affiliates and subsidiaries, and each of their present and former partners, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, lenders, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the undersigned’s employment by the Releasees, or any of them, or the termination thereof; including, without limitation, any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, Separation pay or other benefits; any claim for benefits under any stock option, restricted stock or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on any Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Age Discrimination in Employment Act (including the Older Workers’ Benefit Protection Act), the Equal Pay Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the Arkansas Civil Rights Act,1  each as amended, and any and all claims under the laws of any state, county, municipality, or other governmental subdivision of the United States or any state, including but not limited to the State of Arkansas.

Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to payments or benefits under Section 3 of that certain Separation Agreement, dated as of June _, 2008, between the Company, Retro Programming Services, Inc. and the undersigned (the “Separation Agreement”), to which this Release is attached, or under the RTN Transfer Agreement, Option Agreement or Consulting Agreement or Indemnification Agreement referenced therein.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(1) HE IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THE SEPARATION AGREEMENT AND THIS RELEASE;

(2) HE HAS TWENTY-ONE (21) DAYS FROM HIS RECEIPT OF THE SEPARATION AGREEMENT AND THIS RELEASE TO CONSIDER BOTH BEFORE SIGNING THEM; AND

(3) HE HAS SEVEN (7) DAYS AFTER SIGNING THE SEPARATION AGREEMENT AND THIS RELEASE TO REVOKE HIS SIGNATURE, AND THE SEPARATION AGREEMENT AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD PROVIDED HE DOES NOT EXERCISE HIS RIGHT TO REVOKE.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any Claims against the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim, to the fullest extent permitted by law.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of the Separation Agreement or this Release shall constitute or be construed as an admission of any liability or wrongdoing whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released in the Separation Agreement or this Release, and the undersigned agrees that the Separation Agreement and this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

IN WITNESS WHEREOF, the undersigned has executed this Release this 24th day of June, 2008.

Larry Morton

EXHIBIT B(2)

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned on behalf of itself and its subsidiaries does hereby release and forever discharge the “Releasee” hereunder, consisting of Larry Morton, from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasee by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the Releasee’s employment by the undersigned or the termination, including any alleged torts or claims under the laws of any state, county, municipality, or other governmental subdivision of the United States or any state, including but not limited to the State of Arkansas.

Notwithstanding the foregoing, this release shall not operate to release any Claims which the undersigned may have in connection with Releasee’s defaults, nonperformance or breaches under that certain Separation Agreement, dated as of June _, 2008, between the undersigned and Releasee (the “Separation Agreement”) or the RTN Transfer Agreement, Option Agreement or Consulting Agreement referenced therein or Section 14 of the Employment Agreement referenced therein.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which it may have against Releasee and the undersigned agrees to indemnify and hold the Releasee harmless from any Claims against the Releasee as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasee against the undersigned under this indemnity.

The undersigned agrees that if it hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasee any of the Claims released hereunder, then the undersigned shall pay to Releasee, in addition to any other damages caused to Releasee thereby, all attorneys’ fees incurred by Releasee in defending or otherwise responding to said suit or Claim, to the fullest extent permitted by law.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of the Separation Agreement or this Release shall constitute or be construed as an admission of any liability or wrongdoing whatsoever by the Releasee.

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by it with respect to the matters released in the Separation Agreement or this Release, and the undersigned agrees that the Separation Agreement and this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

Notwithstanding anything to the contrary, in the event the release being executed by Releasee on even date herewith in favor of the undersigned and its affiliates and certain other persons is revoked by Releasee in any manner, this Release shall be deemed immediately null and void.

IN WITNESS WHEREOF, the undersigned has executed this Release this 24th day of June, 2008.

EQUITY MEDIA HOLDINGS CORPORATION

By:
Name:
Title: